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MacDermid  Incorporated  Newsline
Waterbury,  CT  06720-9984
Tel  (203)  575-5700
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                             WATERBURY, CONNECTICUT
                                APRIL 27TH, 2004
                              FOR IMMEDIATE RELEASE
MACDERMID ANNOUNCES APPOINTMENT OFSTEPHEN LARGAN AS PRESIDENT
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MacDermid announced today the appointment of Stephen Largan as President. Mr.
Largan will have responsibility for all of the business lines of the Company.

Dan Leever Chairman and CEO said, "I am delighted to be able to announce this appointment. Stephen and I have worked very closely for the last five years, first in his role as Vice President Finance, then as President of MacDermid Printing Solutions Americas. Our working relationship has always been outstanding. Stephen will be focusing on our Business Process as described in our most recent annual report. We are excited to be working hand in hand to take MacDermid to the next level".

Website: http://www/macdermid.com

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     MacDermid, Incorporated

NYSE - MRD
CUSIP 554273 10 2

April 27, 2004


This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation's future business prospects. Investors should also be aware of factors that could have a negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; technical difficulties which may arise with new product introductions; and the difficulty of forecasting sales at certain times in certain markets.